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Exhibit 23.2

Independent Auditors' Consent

        We consent to the incorporation by reference in the registration statement on Form S-4/A of our report dated December 31, 2007, on our audits of the balance sheets of Cardinal State Bank as of December 31, 2006 and 2005, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2006.

Galax, Virginia
January 15, 2008

www.elliottdavis.com

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  Exhibit 23.2